Exhibit 99.1

BIOSTAR PHARMACEUTICALS, INC. REPORTS THIRD QUARTER REVENUE INCREASE OF 29.7% TO $20.2 MILLION

XIANYANG, China, November 15, 2010 (Xinhua-PRNewswire-FirstCall) – Biostar Pharmaceuticals, Inc. (NASDAQ GM: BSPM) (“Biostar” or “the Company”), Xianyang-based manufacturer of a leading over-the-counter Hepatitis B medicine, Xin Aoxing Oleanolic Acid Capsules (“Xin Aoxing Capsules”), and a variety of pharmaceutical products, today announced financial results for the third quarter ended September 30, 2010.

-	Q3 2010 revenue increased 29.7% to $20.2 million

-	Q3 2010 Non-GAAP adjusted net income increased 11.9% to $3.5 million with Non-GAAP adjusted EPS of $0.13

-	Cash and cash equivalents totaled $16.6 million at September 30

-	$8.7 million cash flows from operations year-to-date

-	Company’s rural distribution network surpasses 8,500 locations; on track to reach 10,000 by December 31, 2010

SUMMARY FINANCIALS

Third Quarter 2010 Results (unaudited)
	2010	2009	CHANGE
Net Sales	$20.2 million	$15.6 million	+29.7%
Gross Profit	$14.7 million	$12.0 million	+22.9%
GAAP Net Income	$3.4 million	$3.1 million	+9.8%
Adjusted Non-GAAP Net Income*	$3.5 million	$3.1 million	+11.9%
GAAP EPS (Diluted)	$0.13	$0.13	--
Adjusted Non-GAAP EPS (Diluted)*	$0.13	$0.13	--

*Excluding non-cash stock-based compensation charge of $0.1 million for Q3 2010.  For more information about the non-GAAP financial measures contained in this press release, please see "About Non-GAAP Financial Measures" below.

Third Quarter 2010 Financial Results

Revenue for the third quarter of 2010 increased 29.7% to approximately $20.2 million compared to $15.6 million for the third quarter of 2009.  Sales of Xin Aoxing Capsules, Biostar’s flagship product, increased by 7.9% to $12.9 million with a gross margin of 84.3%, compared to the third quarter of 2009. Sales of Xin Aoxing slowed during the third quarter due to the policy of strict cash collection. The order rate for Xin Aoxing started to rebound at the end of the third quarter and continued to accelerate through October. Xin Aoxing represented 64.0% of total third quarter 2010 revenues. Sales of Gan Wang Compound Paracetamol Capsules (“Gan Wang”), used to fight colds, were strong for a second consecutive quarter, growing by 53.4% to $1.5 million. Yizi Capsule, a health supplement for infertility launched during the second quarter, generated $1.3 million of sales, representing approximately 6.4% of total sales for the third quarter. Sales of other products launched during the second quarter of 2010, including Tangning Capsule, Shengjing Capsule and Aoxing ointment, totaled $0.7 million in the third quarter.  The Company continued its expansion into rural communities in China with products now being sold at over 8,500 locations. $4.2 million in revenues were generated through this sales channel during the third quarter, up 313% from the year ago period.

"We were pleased with the balanced growth across several products in our portfolio which resulted in a near 30 percent revenue growth and strong cash flow,” commented Ronghua Wang, Chairman and Chief Executive Officer of Biostar. “The third quarter results are a testament to increased customer acceptance of many of our new products, our growing brand recognition and our ability to leverage the proper distribution channels. As we strive to optimize our sales and marketing strategies and enter additional rural markets, we anticipate further growth for our products.”

Cost of goods sold for the three months ended September 30, 2010 was approximately $5.5 million or 27.1% of revenue, as compared to $3.6 million or 23% of revenue for the three months ended September 30, 2009. Gross profit for the third quarter of 2010 increased 22.9% to $14.7 million from $12.0 million in the year ago period. Gross margin declined approximately 4% due to significantly faster growth from new products, which carry lower gross margins compared to our flagship product, Xin Aoxing Capsules.

Operating expenses for the three months ended September 30, 2010 were approximately $9.9 million, an increase of 26.9% compared to the same period in 2009. Selling and distribution cost increased 28.0% to $8.7 million in the third quarter of 2010, which was primarily due to $4 million in incremental advertising efforts to promote brand awareness and drive sales.

Operating income for the third quarter of 2010 totaled approximately $4.8 million, a 17.1% increase from $4.1 million reported for the third quarter of 2009. Operating margins were 23.9% and 26.4% for the third quarter of 2010 and 2009, respectively. Excluding non-cash equity compensation charge of $0.1 million, adjusted operating income for the third quarter of 2010 was $4.9 million with operation margins of 24.5%. (Please see "About Non-GAAP Financial Measures" below.)

Net income was approximately $3.4 million for the third quarter of 2010, a 9.8% increase from the third quarter of 2009. Diluted earnings per share were $0.13 for the third quarter of 2010 and 2009, based upon 27.4 million and 23.7 million diluted common stocks outstanding, respectively. Adjusted Non-GAAP net income for the third quarter was $3.5 million, or $0.13 per diluted common share. (Please see "About Non-GAAP Financial Measures" below.)

Nine Months 2010 Results (unaudited)
	2010	2009	CHANGE
Net Sales	$51.9 million	$36.2 million	+43.3%
Gross Profit	$38.6 million	$26.5 million	+45.8%
GAAP Net Income	$11.3 million	$8.8 million	+31.4%
Adjusted Non-GAAP Net Income**	$11.8 million	$9.0 million	+31.1%
GAAP EPS (Diluted)	$0.41	$0.37	+16.7%
Adjusted Non-GAAP EPS (Diluted)**	$0.43	$0.38	+13.2%

**Excluding non-cash stock-based compensation charge of $0.5 million for the first nine months of 2010 and $0.2 million loss on disposal of property and equipment in the first nine months of 2009.  For more information about the non-GAAP financial measures contained in this press release, please see "About Non-GAAP Financial Measures" below.

For the nine months ended September 30, 2010, revenue increased approximately 43.3% to $51.9 million compared to the same period in 2009. Gross profit was approximately $38.6 million for the first nine months of 2010, representing an increase of 45.8% from the first nine months of 2009. Gross margins improved 2.6% over the same period last year to 75.7%.

Income from operations was $15.5 million for the first nine months of 2010, representing an increase of 30.3% over the first nine months of 2009. Operating margins were 29.8% for the first nine months of 2010 while adjusted operating income, excluding non-cash stock compensation expense, was $16.0 million. (Please see "About Non-GAAP Financial Measures" below.)

Net income was $11.3 million for the nine months ended September 30, 2010, an increase of approximately 31.4% from the same period in 2009. Fully diluted earnings per share were $0.41 and $0.37 for the first nine months of 2010 and 2009 based up on 27.4 million and 23.7 million shares, respectively. Adjusted Non-GAAP net income for the first nine months of 2010 was $11.8 million, or $0.43 per diluted common share. (Please see "About Non-GAAP Financial Measures" below.)

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $16.6 million on September 30, 2010, compared to $8.6 million on December 31, 2009. Accounts receivable balance was approximately $22.0 million on September 30, 2010, versus approximately $19.8 million on December 31, 2009. Days sales outstanding (DSO) for the first nine months of 2010 were at 116 days, compared to 134 days for the same period in 2009 due to the strict collection policy implemented recently. The Company had a current ratio of 7.6 to 1 and stockholders’ equity of $53.7 million, with total assets of $59.2 million versus total liabilities of $5.5 million on September 30, 2010.

For the first nine months of 2010, the Company generated $8.7 million in cash from operations and spent $0.6 million on capital expenditures.

Business Developments

As of September 30, 2010, Biostar has expanded its rural supply network to over 8,500 sales outlets, 21.4% higher than the 7,000 locations at the end of the second quarter of 2010. This sales channel has contributed $9.2 million in revenues for the first nine months of 2010, a 45% increase from the same year ago period.

The Company is expecting to receive final SFDA approval to produce Zushima Analgesic spray, a pain reliever product intended for use by military personnel. Management believes the product can generate $3 million in revenue in 2011 and continue to grow over the next few years.

Financial Guidance

The Company is reiterating its 2010 sales and net income guidance of $80 million and $18 million, respectively.

Conference Call

The Company will host a conference call to discuss the 2010 third quarter financial results on Tuesday, November 16, 2010 at 10:00 a.m. ET. Interested participants should call +1-877-941-2324 within the United States, or US +1-480-629-9716 if calling internationally. The conference ID is 4382408. It is advisable to dial in approximately 5-10 minutes prior to 10:00 a.m. ET. This call is being web cast by ViaVid Broadcasting and can be accessed at ViaVid's website at http://www.viavid.net or at the following link: http://viavid.net/dce.aspx?sid=00007D55.
To access the web cast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp.

About Biostar Pharmaceuticals, Inc.

Biostar Pharmaceuticals, Inc., through its wholly-owned subsidiary and controlled affiliate in China, develops, manufactures and markets pharmaceutical and health supplement products for a variety of diseases and conditions. The Company's most popular product is its Xin Ao Xing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to its hepatitis product, Biostar currently manufactures two broad-based OTC products, two prescription-based pharmaceuticals, one medical device and five health supplements.

Safe Harbor

Certain statements in this release concerning our future growth prospects are forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the success of our investments, risks and uncertainties regarding fluctuations in earnings, our ability to sustain our previous levels of profitability including on account of our ability to manage growth, intense competition, wage increases in China, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, our ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China. Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings including our Form S-1 dated September 27, 2008, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, our 10-K for the year ended December 31, 2009, and other recent filings. These filings are available at www.sec.gov. We may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

About Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: non-GAAP adjusted net income and non-GAAP adjusted EPS. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance and liquidity by excluding certain expenses and expenditures that may not be indicative of "recurring core business operating results", meaning operating performance excluding non-cash stock-based compensation charge. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to competitors' operating results. The Company believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of the business.

    For further information, contact:

     Bill Chen (Deyin), CFO
     Tel: (86)138-161-00700
     Email: bchen65@gmail.com

     Ted Haberfield
     HC International, Inc.
     Tel: US +1-760-755-2716
     Email: thaberfield@hcinternational.net
     Web: http://www.hcinternational.net

Source: Biostar Pharmaceuticals, Inc.

BIOSTAR PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$16,554,185	$8,577,704
Accounts receivable	22,033,856	19,803,434
Inventories	750,985	340,078
Prepaid expenses and other receivables	2,594,691	1,500,327
Total Current Assets	41,933,717	30,221,543

Deposits	895,856	1,316,328
Property and equipment, net	5,207,736	4,340,917
Intangible assets, net	11,172,893	11,131,681

Total Assets	$59,210,202	$47,010,469

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts and other payables	$2,993,077	$3,559,281
VAT payable	1,131,979	1,050,051
Income tax payable	1,402,997	1,481,266
Total Current Liabilities	5,528,053	6,090,598

Commitment and Contingencies

Stockholders' Equity
Series B, convertible preferred stock, $0.001 par value, 5,000,000 shares authorized,
510,572 and 3,060,000 shares issued and outstanding at September 30, 2010 and December 31, 2009	511	3,060
Common stock, $0.001 par value, 100,000,000 shares authorized,
26,876,864 and 23,374,799 shares issued and outstanding at September 30, 2010 and December 31, 2009	26,877	23,375
Additional paid-in capital	20,545,367	19,801,366
Statutory reserve	4,131,692	2,860,685
Retained earnings	27,570,567	17,548,676
Accumulated other comprehensive income	1,407,135	682,709
Total Stockholders' Equity	53,682,149	40,919,871

Total Liabilities and Stockholders' Equity	$59,210,202	$47,010,469

BIOSTAR PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Sales, net	$20,178,617	$15,556,345	$51,937,483	$36,249,051

Cost of sales	5,464,806	3,585,143	13,310,108	9,753,704

Gross profit	14,713,811	11,971,202	38,627,375	26,495,347

Selling, general and administrative expenses	9,891,406	7,857,258	23,139,574	14,608,550

Income from operations	4,822,405	4,113,944	15,487,801	11,886,797

Other income (expense)
Interest income	3,001	872	9,681	2,056
Other income	63	-	387	-
Bank charges	(6,031)	(384)	(6,914)	(1,075)
Other expenses	-	-	(193,131)	-
Loss on disposal of property and equipment	-	-	-	(248,730)
Foreign exchange loss	-	-	(5,641)	(10)
Total other income (expense)	(2,967)	488	(195,618)	(247,759)

Income before income taxes	4,819,438	4,114,432	15,292,183	11,639,038

Provision for income taxes	1,385,984	988,286	4,016,359	2,828,683

Net income	$3,433,454	$3,126,146	$11,275,824	$8,810,355

Net income per common share
Basic	$0.13	$0.13	$0.43	$0.38
Diluted	$0.13	$0.13	$0.41	$0.37

Weighted average common shares outstanding
Basic	26,866,009	23,240,899	26,099,226	23,240,899
Diluted	27,400,243	23,720,233	27,404,108	23,720,233

BIOSTAR PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$11,275,824	$8,810,355
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	426,708	470,833
Impairment loss on building	-	248,730
Stock-based compensation and other non-cash expenses	520,416	-
Make good shares expense	187,000	-
Changes in operating assets and liabilities:
Accounts receivable	(2,230,422)	(6,118,030)
Inventories	(410,907)	(389,966)
Deposit	(18,544)	63,363
Prepaid expenses and other receivables	(1,094,364)	(1,505,755)
Accounts payable and accrued expenses	(566,204)	241,181
VAT payable	81,928	472,244
Income tax payable	(78,269)	574,387
Effect of exchange rate changes	563,367	-
Net cash provided by (used in) operating activities	8,656,533	2,867,342

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(607,192)	(9,897)
Acquisition of proprietary technologies	(265,150)	(1,169,529)
Net cash provided by (used in) investing activities	(872,342)	(1,179,426)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	37,537	-
Net cash provided by (used in) financing activities	37,537	-

Effect of exchange rate changes on cash and cash equivalents	154,753	2,435

Net increase (decrease) in cash and cash equivalents	7,976,481	1,690,351

Cash and cash equivalents, beginning balance	8,577,704	758,316

Cash and cash equivalents, ending balance	$16,554,185	$2,448,667

SUPPLEMENTAL DISCLOSURES:
Income tax payments	$4,145,012	$1,947,703

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of preferred stock to common stock	$2,649	$-
Cashless exercise of warrants	$815	$-
Prior year deposit for acquisition of property and equipment	$439,016	$-
Consummation of disposal of building	$-	$2,555,510